Exhibit 99.1

Company Contact:
Leslie Wojcik
SEI
+1 610-676-4191
lwojcik@seic.com
Pages:    1

FOR IMMEDIATE RELEASE

SEI Declares Dividend of $0.35 Per Share

OAKS, Pa., June 3, 2020 – The Board of Directors of SEI Investments Company (NASDAQ: SEIC) on June 3, 2020 declared a dividend of $0.35 (thirty-five cents) per share. The cash dividend will be payable to shareholders of record on June 15, 2020 with a payment date of June 23, 2020.

About SEI
After 50 years in business, SEI (NASDAQ:SEIC) remains a leading global provider of investment processing, investment management, and investment operations solutions that help corporations, financial institutions, financial advisors, and ultra-high-net-worth families create and manage wealth. As of March 31, 2020, through its subsidiaries and partnerships in which the company has a significant interest, SEI manages, advises or administers $920 billion in hedge, private equity, mutual fund and pooled or separately managed assets, including $283 billion in assets under management and $632 billion in client assets under administration. For more information, visit seic.com.

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